Exhibit 10.2

July 20, 2023	$250,000.00

UNSECURED PROMISSORY NOTE

FOR GOOD AND VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the undersigned, Titan Pharmaceuticals, Inc., a Delaware corporation (the “Maker”), hereby promises to pay to David E. Lazar, a natural person with an address at Villa 1, 14-43rd Street Jumeirah 2, Dubai, U.A.E (together with his successors, transferees and assigns, the “Holder”), in lawful money of the United States of America, TWO HUNDRED FIFTY THOUSAND DOLLARS AND 00/100 ($250,000.00) (the “Loan”), plus any unpaid interest thereon at the rate set forth below, upon the terms and conditions set forth in this Promissory Note (this “Note”).

1. Loan. Holder shall make available to Maker the Loan.

2. Payment of Interest. The outstanding principal amount of the Loan shall bear interest at a rate of the Prime Rate + 2.00% per annum, which interest shall accrue from the date hereof until the Loan is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise. All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed. “Prime Rate” means, for any day, a floating rate equal to that rate established and announced as such, from time-to-time by the Wall Street Journal’s “Bonds, Rates & Yields” table as the “Prime Rate” on such day; provided that the Prime Rate shall be subject to a floor rate of 6.25% per annum.

3. Payment of Loan. The entire Loan, plus all then accrued and unpaid interest thereon, shall be due and payable on the earlier of January 1, 2024 or such time as the Maker receives debt or equity financing, or proceeds from the Company’s proposed transaction with Fedson, Inc., in excess of $500,000 (the “Maturity Date”).

4. Prepayment. Maker may prepay this Note in whole or in part and any accrued but unpaid interest thereon at any time without premium or penalty.

5. Default. The occurrence of any of the following events shall constitute a default hereunder (a “Default”): (i) the failure of Maker to pay the Loan or interest on this Note on the Maturity Date; (ii) a judgment or order (not covered by insurance) for the payment of any obligation (other than under this Note) is issued against Maker; or (iii)(A) any assignment for the benefit of creditors of Maker, (B) the application (which application is not dismissed within 60 days) for, or appointment of, a receiver or custodian for Maker or any assets of Maker, (C) the commencement of any bankruptcy or insolvency proceedings by or against Maker under any of the provisions of the Federal bankruptcy laws or of any comparable rule of law of any other jurisdiction to which Maker is subject, or (D) the consent by Maker to the entry of an order for relief against him in an involuntary bankruptcy proceeding. In case of a Default pursuant to clause (i) or (ii) above, Holder shall be entitled to declare the entire outstanding Loan, together with any accrued but unpaid interest thereon at the rate specified above, immediately due and payable. In case of a Default pursuant to clause (iii) above, the entire outstanding Loan, together with all accrued but unpaid interest thereon at the rate specified above, shall become immediately due and payable without notice to or action of any kind by Holder.

If any amount required to be paid pursuant to this Note is not paid in full when due, Maker shall pay to Holder all costs and expenses of collection, including (without limitation) reasonable attorneys’ fees, arbitration fees and costs, and court fees and costs.

All payments on this Note shall be applied: first, to any costs and expenses of collection then due; second, to accrued and unpaid interest; and third, any remainder to the unpaid Loan amount then outstanding.

6. Powers and Remedies Cumulative. No right or remedy conferred upon or reserved to Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given or now or hereafter existing at law or in equity or otherwise.

7. Certain Waivers. Maker hereby waives presentment, protest, demand, notice of protest, notice of demand and notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance or default of this Note.

8. Severability. In case any provision in this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9. Amendment. No amendment or waiver of any provision hereof shall be effective unless in writing and signed by Holder.

10. Assignment. Maker may not assign any of his obligations under this Note without the prior written consent of Holder.

11. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed as of the date first above written.

Titan Pharmaceuticals, Inc. (“MAKER”)

By:	/s/ David Lazar
	Name:	David E. Lazar
	Title:	Chief Executive Officer

ACKNOWLEDGED AND AGREED:

David E. Lazar (“HOLDER”)

/s/ David E. Lazar
David E. Lazar

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